Exhibit 99.1

Contacts:

Dana Coffield	Al Palombo
Gran Tierra Energy Inc.	Cameron Associates
President & Chief Executive Officer	Investor Relations
(800) 916-4873	(212) 245-8800 Ext. 209
info@grantierra.com	al@cameronassoc.com

GRAN TIERRA ENERGY ANNOUNCES SECOND QUARTER 2008 RESULTS OF OPERATIONS - ANOTHER RECORD QUARTER

REVENUES GROW TO $33.1 MILLION AND NET INCOME TO $8.5 MILLION

CALGARY, Alberta, August 11, 2008, Gran Tierra Energy Inc. (AMEX: GTE; TSX: GTE), a company focused on oil exploration and production in South America, today announced financial and operating results for the second quarter ended June 30, 2008.

Total revenue for the second quarter of 2008 was $33.1 million compared to $3.8 million for the same quarter of 2007, and $20.8 million for the first quarter of 2008. Net income for the quarter was $8.5 million, or $0.08 per share basic ($0.07 per share diluted), compared to a net loss of $5.1 million or $0.05 per share basic and diluted for the corresponding quarter of 2007, and compared to net income of $4.7 million or $0.05 per share basic ($0.04 per share diluted) for the first quarter of 2008.

For the six month period ended June 30, 2008, revenue was $54.0 million compared to $8.3 million for same period of 2007. Net income for the period was $13.2 million, or $0.13 per share basic ($0.11 per share diluted), compared to a net loss of $11.7 million or $0.12 per share basic and diluted for the same period of 2007.

Cash and cash equivalents were $35.3 million at June 30, 2008 compared to $18.2 million at December 31, 2007, and $26.0 million at the end of the first quarter of 2008. Total working capital was $31.7 million at June 30, 2008, compared to $8.1 million at December 31, 2007. Shareholders’ equity was $107.6 million at June 30, 2008, compared to $76.8 million at December 31, 2007. The company has no long-term debt.

Average oil production for the second quarter of 2008 was 3,399 barrels per day (BOPD), net after royalty, compared to 1,021 BOPD for the same quarter of 2007, and 2,842 BOPD for the first quarter 2008. Second quarter oil production in Argentina grew to 557 BOPD, net after royalty, from 476 BOPD for the first quarter 2008, and second quarter oil production in Colombia grew to 2,842 BOPD, net after royalty, from 2,366 BOPD for the first quarter 2008. The company’s current production is averaging approximately 4,100 BOPD, net after royalty.

Average oil production for the six month period ended June 30, 2008 was 3,121 BOPD, net after royalty, compared to 1,140 BOPD, net after royalty, for the comparable period of 2007.

Average realized oil sales prices, net after royalty, were $106.80 per barrel for the second quarter of 2008 and $94.69 per barrel for the six months ended June 30, 2008.

The company attained several operational milestones in the second quarter of 2008 that it believes should lead to continued growth for the balance of 2008 and beyond. In Colombia, development activities at the Costayaco Field continued. The company drilled Costayaco-3 and -4, and initiated drilling Costayaco-5 which has since been completed. Truck loading and unloading facilities for crude transportation were constructed, and pipeline construction for a line to connect the Costayaco Field to the existing pipeline system was initiated. This line has since been completed and is currently being tested. A mid-year independent reserve engineering report for the Costayaco field was completed. It reported that effective July 1, 2008, the Costayaco field had gross proved reserves of 20.5 million barrels of oil, gross proved plus probable reserves of 34.9 million barrels of oil and gross proved plus probable plus possible reserves of 61.4 million barrels of oil.

In addition, the company drilled an exploration well in the Rio Magdalena Block, Popa-2, which is currently being tested. In the Azar Block, the company tested the Palmera-1 well and development plans for the well are currently being evaluated.

In Argentina, the company completed plans for drilling the Proa.x-1 exploration well in the Surubi Block and is currently drilling this well. In Peru, results of a new 20,000 linear kilometer aeromagnetic and gravity data program over Blocks 122 and 128 are being evaluated and an environmental impact assessment has been initiated in preparation for 2-D seismic data acquisition in late 2009.

Commenting on the results of the quarter, Dana Coffield, President and Chief Executive Officer of Gran Tierra Energy, stated, “The outstanding second quarter 2008 results represent the fourth consecutive quarterly increase in revenues and profitability. This continuous quarter over quarter growth is the direct result of our focus on developing the full breadth of our exploration and development portfolio as efficiently as possible, with the success of the Costayaco field remaining the focus of our capital program.”

Conference Call Information:

Gran Tierra Energy Inc. will hold a conference call to review its second quarter results on Monday, August 11, 2008 at 11:00 a.m. Eastern. The call will be hosted by Dana Coffield, President and Chief Executive Officer. Interested parties may access the conference call by dialing (888) 713-4213 (domestic) or (617) 213-4865 (international), pass code # 37148965.

Participants may pre-register for the call at:

https://www.theconferencingservice.com/prereg/key.process?key=PFTHEDJUC.

Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

The call will also be available via web cast at www.grantierra.com, http://www.streetevents.com, and http://www.fulldisclosure.com, and will be available on the Gran Tierra Energy website until the next earnings conference call.

If you are unable to participate, an audio replay of the call will be available beginning two hours after the call and will be available until 11:59 p.m. on August 18, 2008, by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international) using confirmation pass code 71727488. An audio replay of the call will also be available on Gran Tierra Energy’s web site, www.grantierra.com, until the next earnings call.

About Gran Tierra Energy Inc.:

Gran Tierra Energy Inc. is an international oil and gas exploration and production company operating in South America, headquartered in Calgary, Canada, incorporated in the United States, and trading on the American Stock Exchange (GTE) and the Toronto Stock Exchange (GTE). The company holds interests in producing and prospective properties in Argentina, Colombia and Peru. The company has a strategy that focuses on establishing a portfolio of producing properties, plus production enhancement and exploration opportunities to provide a base for future growth. Additional information concerning Gran Tierra Energy is available at www.grantierra.com. Investor inquiries may be directed to info@grantierra.com or 1-800-916-4873.

Cautionary Statement:

Possible reserves are those additional reserves that are less certain to be recovered than probable reserves. There is a 10% probability that the quantities actually recovered will equal or exceed the sum of proved plus probable plus possible reserves. The estimate of reserves for individual properties may not reflect the same confidence level as estimates of reserves for all properties, due to the effects of aggregation.

Forward Looking Statements:

Estimates of total net proved oil reserves for the Costayaco field at June 30, 2008 have been prepared in accordance with the definitions for proved reserves set out in Rule 4-10 of Regulation S-X of the U.S. Securities and Exchange Commission. Reserves were estimated for proved, proved plus probable and proved plus probable plus possible cases under the reserve definitions of National Instrument 51-101 (NI 51-101) of Canada and for the proved case under the definitions of the Securities Exchange Commission (SEC) of the United States.  The evaluation was conducted in accordance with standard industry practice and reserves definitions, procedures and guidance contained in the Canadian Oil and Gas Evaluation Handbook (COGE Handbook).

The statement in this news release regarding Gran Tierra Energy’s belief that the company’s attainment of several operational milestones in the second quarter of 2008 should lead to continued growth for the balance of 2008 and beyond is a forward looking statement or financial outlook (collectively, “forward-looking statements”) under the meaning of applicable securities laws, including Canadian Securities Administrators’ National Instrument 51-102 Continuous Disclosure Obligations and the United States Private Securities Litigation Reform Act of 1995. This statement is subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statement. There are a number of important factors that could cause the result or outcome discussed herein to differ materially from that indicated by the forward-looking statement, including, among others: Gran Tierra Energy’s operations are located in South America, and unexpected problems can arise due to guerilla activity, technical difficulties and operational difficulties which impact the production, transport or sale of its products; and geographic, political and weather conditions. Further information on potential factors that could affect Gran Tierra Energy are included in risks detailed from time to time in Gran Tierra Energy's Securities and Exchange Commission filings, including, without limitation, under the caption “Risk Factors” in Gran Tierra Energy's Annual Report on Form 10-K/A filed May 12, 2008. These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Gran Tierra Energy does not undertake an obligation to update forward-looking or other statements in this release.

Basis of Presentation of Financial Results:

Gran Tierra Energy’s financial results are reported in United States dollars and prepared in accordance with generally accepted accounting principles in the United States.

Gran Tierra Energy Inc.
Condensed Consolidated Statements of Operations and Accumulated Deficit (Unaudited)
(Thousands of US Dollars, Except Per Share Amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008		2007	2008		2008
REVENUE AND OTHER INCOME
Oil and natural gas sales	$33,042		$3,611	$53,791		$7,935
Interest	102		139	172		332
	33,144		3,750	53,963		8,267
EXPENSES
Operating	3,726		1,925	6,253		4,106
Depletion, depreciation and accretion	5,400		2,377	8,464		4,701
General and administrative	4,641		2,680	8,774		4,619
Liquidated damages	-		3,235	-		7,367
Derivative financial instruments	6,278		20	7,462		677
Foreign exchange gain	(397)		(239)	(383)		(7)
	19,648		9,998	30,570		21,463

INCOME (LOSS) BEFORE INCOME TAXES	13,496		(6,248)	23,393		(13,196)

INCOME TAX (EXPENSES) RECOVERIES	(4,970)		1,176	(10,191)		1,474

NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)	8,526		(5,072)	13,202		(11,722)

ACCUMULATED DEFICIT, BEGINNING OF PERIOD	(11,835)		(14,694)	(16,511)		(8,044)

ACCUMULATED DEFICIT, END OF PERIOD	$(3,309)		$(19,766)	$(3,309)		$(19,766)

NET INCOME (LOSS) PER COMMON SHARE - BASIC	$$0.08	$	$(0.05 $)	$$0.13	$	$(0.12 $)
NET INCOME (LOSS) PER COMMON SHARE - DILUTED	$$0.07	$	$(0.05 $)	$$0.11	$	$(0.12 $)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	105,123,188		95,205,518	101,054,083		95,329,950
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	123,979,074		95,205,518	119,136,907		95,329,950

Gran Tierra Energy Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(Thousands of U.S. dollars)
	June 30,	December 31,
	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$35,303	$18,189
Accounts receivable	39,157	10,695
Inventory	628	787
Taxes receivable	1,272	1,177
Prepaids	486	442
Deferred tax asset	1,148	220
Total Current Assets	77,994	31,510
Oil and Gas Properties (using the full cost method of accounting)
Proved	50,116	44,292
Unproved	21,655	18,910
Total Oil and Gas Properties	71,771	63,202
Other Assets	1,593	716
Total Property, Plant and Equipment	73,364	63,918
Long Term Assets
Deferred tax asset	684	1,839
Taxes receivable	560	525
Goodwill	15,005	15,005
Total Long Term Assets	16,249	17,369
Total Assets	$167,607	$112,797

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$13,307	$11,327
Accrued liabilities	13,825	6,139
Derivative financial instruments	5,540	1,594
Current taxes payable	12,843	3,284
Deferred tax liability	810	1,108
Total Current Liabilities	46,325	23,452
Long term liabilities	115	132
Deferred tax liability	8,510	9,235
Deferred remittance tax	1,262	1,332
Derivative financial instruments	2,879	1,055
Asset retirement obligation	938	799
Total Long Term Liabilities	13,704	12,553
Shareholders’ Equity
Common shares	218	95
(99,582,314 and 80,389,676 common shares and 11,192,859 and 14,787,303 exchangeable shares, par value $0.001 per share, issued and outstanding as at June 30, 2008 and December 31, 2007, respectively)
Additional paid in capital	99,807	72,458
Warrants	10,862	20,750
Accumulated deficit	(3,309)	(16,511)
Total Shareholders’ Equity	107,578	76,792
Total Liabilities and Shareholders’ Equity	$167,607	$112,797